AUXILIUM PHARMACEUTICALS, INC.

LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS

Know all by those present, that the undersigned's hereby
makes, constitutes and appoints Andrew I. Koven,
Michael J. Purvis and Michael N. Peterson as the
undersigned's true and lawful attorney-in-fact,
with full power and authority as hereinafter
described on behalf of and in the name, place
and stead of the undersigned to:

(1) prepare, execute, acknowledge, deliver and file
Forms 3, 4, and 5 (including any amendments thereto)
with respect to the securities of Auxilium
Pharmaceuticals, Inc., a Delaware corporation (the
Company), with the United States Securities and
Exchange Commission, any national securities exchanges
and the Company, as considered necessary or advisable
under Section 16(a) of the Securities Exchange Act of
1934 and the rules and regulations promulgated there-
under, as amended from time to time (the Exchange Act);

(2) seek or obtain, as the undersigned's representative
and on the undersigned's behalf, information on trans-
actions in the Company's securities from any third party,
including brokers, employee benefit plan administrators
and trustees, and the undersigned hereby authorizes any
such person to release any such information to the under-
signed and approves and ratifies any such release of
information; and

(3) perform any and all other acts which in the
discretion of such attorney-in-fact are necessary or
desirable for and on behalf of the undersigned in
connection with the foregoing.

The undersigned acknowledges that:

(1) this Power of Attorney authorizes, but does not
require, such attorney-in-fact to act in their
discretion on information provided to such attorney-in-
fact without independent verification of such
information;

(2) any documents prepared and/or executed by such
attorney-in-fact on behalf of the undersigned pursuant
to this Power of Attorney will be in such form and will
contain such information and disclosure as such attorney-
in-fact, in his or her discretion, deems necessary or
desirable;

(3) neither the Company nor such attorney-in-fact
assumes (i) any liability for the undersigned's
responsibility to comply with the requirement of the
Exchange Act, (ii) any liability of the undersigned
for any failure to comply with such requirements, or
(iii) any obligation or liability of the undersigned
for profit disgorgement under Section 16(b) of the
Exchange Act; and

(4) this Power of Attorney does not relieve the
undersigned from responsibility for compliance with
the undersigned's obligations under the Exchange Act,
including without limitation the reporting
requirements under Section 16 of the Exchange Act.

The undersigned hereby gives and grants the foregoing
attorney-in-fact full power and authority to do and
perform all and every act and thing whatsoever
requisite, necessary or appropriate to be done in and
about the foregoing matters as fully to all intents
and purposes as the undersigned might or could do if
present, hereby ratifying all that such attorney-in-
fact of, for and on behalf of the undersigned, shall
lawfully do or cause to be done by virtue of this
Limited Power of Attorney.

This Power of Attorney shall remain in full force
and effect until revoked by the undersigned in a
signed writing delivered to such attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this
Power of Attorney to be executed as of this 16th day
of February, 2012.

/s/ Alan J. Wills
Signature

Alan J. Wills
Print Name

STATE OF PENNSYLVANIA

COUNTY OF CHESTER

On this 16th day of February, 2012, Alan J.
Wills personally appeared before me, and
acknowledged that he executed the foregoing
instrument for the purposes therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and
official seal.

/s/ Frances J. Strenkoski
Notary Public

COMMONWEALTH OF PENNSYLVANIA
Notarial Seal
Frances J. Strenkoski, Notary Public
Malvern Boro, Chester County
My Commission Expires:  Nov. 15, 2015
Member:  Pennsylvania Association of Notaries